Exhibit 10.7

Execution Version

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to the Asset Purchase Agreement (“Amendment”) is made this      day of February, 2005, by and among Devcon Security Services Corp., a Florida corporation (“Devcon”), Starpoint, Limited Partnership, a Pennsylvania limited partnership (“Starpoint”), Cable Sentry Corporation, a Florida corporation (“Cable Sentry”), Coral Security, Inc., a Florida corporation (“Coral”), and Westview Security, Inc., a Florida corporation (“Westview”) (each of Starpoint, Cable Sentry, Coral and Westview, a “Seller” and collectively, “Sellers”) and amends that certain Asset Purchase Agreement, dated January 21, 2005 (the “Asset Purchase Agreement”), by and among Sellers, Purchaser and Adelphia Communications Corporation, a Delaware corporation (“Adelphia”). Capitalized terms used but not defined herein shall have the meanings assigned in the Asset Purchase Agreement.

RECITALS

A. On January 21, 2005, Sellers, Purchaser and Adelphia entered into the Asset Purchase Agreement. On February 28, 2005, Devcon assigned the Asset Purchase Agreement to Devcon Security Services Corp., a Delaware corporation (“Purchaser”). Purchaser and Sellers have agreed to modify the Asset Purchase Agreement, as set forth herein, in order to remove a provision relating to employee benefits matters.

NOW THEREFORE, for good and value consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Section 9.3(l) of the Asset Purchase Agreement is hereby deleted in its entirety.

2. In all other respects the Asset Purchase Agreement is ratified and confirmed.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto.

4. This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction).

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as the date aforesaid.

PURCHASER:

DEVCON SECURITY SERVICES CORP.,
a Delaware corporation

By:	/s/ Stephen J. Ruzika
Stephen J. Ruzika
President

SELLERS:

Starpoint, Limited Partnership, a Pennsylvania limited partnership

By:	West Boca Acquisition Limited Partnership, its General Partner

By:	Adelphia Cable Partners, L.P., its General Partner

By:	Olympus Cable Holdings, LLC, its General Partner

By:	Olympus Subsidiary, LLC, its Sole Member

By:	Olympus Communications, L.P., its Sole Member

By:	ACC Operations, Inc., its Managing General Partner

By:	/s/ Vanessa A. Wittman
Vanessa A. Wittman
Executive Vice President and Chief Financial Officer

[Signature page to Amendment No. 1 to Asset Purchase Agreement]

Cable Sentry Corporation, a Florida corporation

By:	/s/ Vanessa A. Wittman
Vanessa A. Wittman
Executive Vice President and Chief Financial Officer

Coral Security, Inc., a Florida corporation

By:	/s/ Vanessa A. Wittman
Vanessa A. Wittman
Executive Vice President and Chief Financial Officer

Westview Security, Inc., a Florida corporation

By:	/s/ Vanessa A. Wittman
Vanessa A. Wittman
Executive Vice President and Chief Financial Officer

[Signature page to Amendment No. 1 to Asset Purchase Agreement]